DAVID H. MEYROWITZ
                  470 Park Avenue South, 12th Floor South
                            New York, NY 10016
                                 ------
                          Telephone: 212/686-3300
                           Telefax: 212/686-3822


                                                 September 22, 2008


VIA EMAIL: EHohman@PosttensionNV.com
American Post Tension, Inc.
Board of Directors
Attn: Ed Hohman, Chairman
1179 Center Point Drive
Henderson, NV 89074

Dear Ed:

        I regret to inform you that effective as of today, I am resigning from the Board of Directors of American Post Tension, Inc.
Unfortunately, my upcoming schedule will not allow the necessary time for me to fulfill my duties as a Director. Please acknowledge my resignation by signing below and emailing me a signed copy of this letter.

         The best to you and John and my wishes for the future success of American Post Tension, Inc.


                                                  Respectfully submitted,



                                                   David H. Meyrowitz


ACKNOWLEDGED:
American Post Tension, Inc.


_____________________________
Edward Hohman, Chairman